UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Keurig Dr Pepper Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT TO PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2021

This proxy statement supplement, dated June 10, 2021 (the “Supplement”), provides updated information with respect to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Keurig Dr Pepper Inc., a Delaware corporation (“KDP”), to be held on Friday, June 18, 2021.

On April 30, 2021, KDP filed a definitive proxy statement for the Annual Meeting (the “Proxy Statement”) with the Securities and Exchange Commission. The primary purpose of this Supplement is to provide information relating to a recent change in the proposed nominees for election to KDP’s Board of Directors (the “Board”) and should be read in conjunction with the Proxy Statement.

Withdrawal of Nominee for Election as Director

On June 10, 2021, KDP announced the completion of a registered public secondary offering (the “Offering”) of 28,000,000 shares of its common stock for gross proceeds to Mondelēz International Holdings LLC of approximately $997 million.

In connection with the closing of the Offering and effective as of June 10, 2021, Gerhard Pleuhs, a member of the Board and a nominee for election as a director at the Annual Meeting, has resigned from the Board and will no longer be a nominee for re-election at the Annual Meeting. Effective as of Mr. Pleuhs’s departure from the Board, the Board has reduced its size to 13 directors. No other nominee for election at the Annual Meeting will be named in place of Mr. Pleuhs.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Pleuhs because he is no longer standing for election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Pleuhs’s name as a nominee for election as director.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement under the caption “Other Matters.”

We look forward to your participation at the Annual Meeting.

By Order of the Board of Directors,

James L. Baldwin	Keurig Dr Pepper Inc.
Corporate Secretary	53 South Ave.
June 10, 2021	Burlington, MA 01803